UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 4, 2005

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (516) 812-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

At the annual meeting of shareholders of MSC Industrial Direct Co., Inc. (the “Company”) on January 4, 2005, shareholders of the Company approved an amendment to the Company’s 1995 Restricted Stock Plan, as amended, and the Company’s Associate Stock Purchase Plan, as amended.

The amendment to the 1995 Restricted Stock Plan raises the authorized but unissued shares of the Class A common stock of the Company reserved for issuance under the 1995 Restricted Stock Plan from 400,000 to 575,000 and provides that restrictions on restricted shares granted and allocated on or after January 4, 2005 on the sale, assignment or transfer of such shares shall terminate as to one-half on such restricted shares on the third anniversary of the allocation date and as to the remaining one-half of such restricted shares in two equal annual installments over the ensuing two years.

The amendment to the Associate Stock Purchase Plan raises the authorized but unissued shares of the Class A common stock of the Company reserved for sale under the Associate Stock Purchase Plan from 500,000 to 800,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: January 6, 2005	By:	/s/ Shelley M. Boxer
	Name:	Shelley M. Boxer
	Title:	Vice President, Finance